Exhibit 10.1

CITY OFFICE REIT, INC.

EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Award Agreement (the “Award Agreement”) is made as of [DATE] by and between City Office REIT, Inc. (the “Company”) and [INDIVIDUAL] (the “Participant”) to effect the grant of Restricted Stock Units under the Company’s Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

1.    Grant of Units and DER. Effective as of [DATE] (the “Grant Date”), the Participant has been granted a total of [NUMBER] Restricted Stock Units (the “Units”), each representing the right to receive Shares (or cash of equivalent value) upon settlement as set forth herein. In addition, effective as of the Grant Date, the Participant has been granted an equivalent DER, providing that, as dividends are paid on Shares, the Participant automatically shall be issued additional Restricted Stock Units (the “Additional Units”) covering that number of Shares with a value equivalent to the total dividends that would be paid on the number of Shares equal to the number of Units and Additional Units divided by the fair market value of the Shares on the dividend payment date.

2.    Vesting. The Units shall vest in three substantially equal installments on each of the first three annual anniversaries of the Grant Date, subject to the Participant’s continued employment with the Company through each applicable vesting date. The Additional Units shall vest on the same date that the underlying Unit in respect of which each Additional Unit was issued, vests. Notwithstanding the foregoing, the Units and Additional Units shall vest in full upon termination of the Participant’s employment with the Company without Cause. For purposes of the foregoing, “Cause” shall mean: (i) any willful act by the Participant constituting dishonesty, fraud or other malfeasance, which in any such case is injurious to the financial condition or business reputation of the Company or any its affiliates, (ii) the Participant’s conviction of, or pleading nolo contendere to, any felony or a misdemeanor involving moral turpitude (or the equivalents thereof in any other jurisdiction in which the Company or any of its affiliates conducts business), or (iii) any material breach by the Participant of any of the material terms of any agreement, including an employment agreement, between the Participant and the Company.

3.    Settlement of Awards. Subject to Section 4 below, vested Units and vested Additional Units shall be settled as soon as practicable upon vesting and in no event later than March 15 of the year following the year in which the applicable Units vested. Settlement shall be in the form of Shares, or if so approved by the Committee, in cash of equivalent value.

4.    Termination of Units.

(a)    Generally. Upon the termination of the Participant’s employment with the Company for any reason, all outstanding, unvested Units and outstanding, unvested Additional Units shall be immediately cancelled for no consideration (after giving effect to any vesting acceleration otherwise applicable to the Units and Additional Units, including the potential vesting upon termination of employment without Cause specified in Section 2).

(b)    Settlement Following Termination. For avoidance of doubt, following the Participant’s termination of employment with the Company, the Participant still shall be entitled to receive payments in connection with the settlement of vested Units and vested Additional Units as set forth in Section 3 above.

5.    Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Units and any Additional Units issued hereunder until Shares are delivered to the Participant upon settlement of vested Units and vested Additional Units.

6.    Plan to Prevail. This Award Agreement, the Units and Additional Units granted hereby, and the Shares subject hereto, are subject to all of the terms and provisions of the Plan. In the event of a conflict between the terms and provisions of this Award Agreement and the Plan, the provisions in the Plan shall prevail.

7.    Administration. By accepting the grant of the Units and right to receive Additional Units, the Participant agrees (i) that the Committee shall have full power to interpret the terms and conditions of this Award Agreement and resolve, in its sole discretion, any discrepancies or questions of facts, and (ii) that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Units, any Additional Units, or this Agreement. Any action taken or decision made by the Company, the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of this Award Agreement shall lie within its sole and absolute discretion, shall not require the Participant’s consent and shall be final, conclusive and binding upon the Participant and all persons claiming under or through the Participant. Any certifications by the Committee pursuant to this Award Agreement shall be determined in writing and may be in any form determined by the Committee (including as part of applicable meeting minutes or in a written consent). By accepting the grant of the Units and right to receive Additional Units, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or decision made under, or with respect to, this Award Agreement by the Company, the Committee or its delegates.

8.    Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company’s Chief Financial Officer at the Company’s headquarters, or at such other address as the Company may hereafter designate to the Participant by notice as provided in this Section 8. Any notice to be given to the Participant hereunder shall be addressed to the Participant’s home address of record with the Company. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

9.    No Employment/Service Right. The grant of the Units and the terms set forth in this Award Agreement shall not confer upon the Participant the right to employment with, or other service to, the Company.

10.    Successors and Assigns. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company and the successors and assigns of the Company.

11.     No Right to Future Awards. The grant of the Units does not confer on the Participant any right or entitlement to receive any other compensation at any time in the future or with respect to any future period.

12.    Governing Law. This Award Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely therein, without giving effect to conflict of law provisions.

13.    Entire Agreement. This Award Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Award Agreement supersedes all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the Units. By accepting the grant of the Units and the right to receive Additional Units, the Participant shall be deemed to accept all of the terms and conditions of this Award Agreement.

14.     Amendments. Notwithstanding any provision set forth in this Award Agreement and subject to all applicable laws, rules and regulations, the Committee shall have the power to, without the Participant’s consent, (i) alter or amend the terms and conditions of this Award Agreement in any manner that the Committee considers necessary or advisable, in its sole discretion, to comply with, or take into account changes in, or interpretations or rescissions of, applicable tax laws, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement; (ii) alter or amend the terms and conditions of this Award Agreement in any manner that the Committee determines necessary or advisable to reflect any changes in the Company’s corporate structure, so long as the Committee reasonably determines such change is equitable to the Participant; and (iii) waive any terms and conditions that operate in favor of the Company. Any alteration or amendment of the terms of this Award Agreement shall be effective only upon adoption by the Committee, and, upon such adoption, shall become and be binding on all persons affected thereby. The Company shall give notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof.

[SIGNATURE PAGE FOLLOWS]

CITY OFFICE REIT, INC.

BY:
Authorized Signature
Name:

Consented and Agreed to:

[SIGNATURE PAGE TO THE RESTRICTED STOCK UNIT AWARD AGREEMENT]